FOR IMMEDIATE RELEASE                               FOR FURTHER INFORMATION
October 19, 2007                                    Brendan J. McGill
                                                    Senior Vice President & CFO
                                                    (215-256-8828)

SUMMARY: Harleysville Savings Financial Corporation announces cash dividend and earnings for the fourth quarter and fiscal year end September 30, 2007.

         Harleysville, PA., October 19, 2007 - Harleysville Savings Financial Corporation (NASDAQ:HARL) reported today that the Company's board of directors declared a regular quarterly cash dividend of $.17 per share on the Company's common stock. This is the 81st consecutive quarter that the Company has paid a cash dividend to its stockholders. The cash dividend will be payable on November 21, 2007 to stockholders of record on November 7, 2007.

         Net income for the fourth quarter of fiscal year 2007 amounted to $771,000 or $.20 per diluted share compared to $859,000 or $.22 per diluted share for the fourth quarter of fiscal year 2006.

         Net income for the twelve months ended September 30, 2007 amounted to $3,246,000 or $.83 per diluted share compared to $4,202,000 or $1.08 per diluted share for the twelve-month period ended September 30, 2006.

         Ron Geib, President and Chief Executive Officer of the Company, stated "Given the extremely challenging economic environment in which we operated this past fiscal year, we are pleased that we have been able to maintain our historic high level of quality assets. Additionally, while beginning to serve our local communities with Priority Business Banking products and services and increasing our core transaction balances, we have controlled operating expenses. As a twenty-year public company we have learned that building value for our shareholders on a long-term basis requires remaining true to our fundamentals, executing our business plan and avoiding distraction from uncontrollable conditions which bring disappointing results."

         The Company's assets totaled $773.5 million compared to $775.6 million a year ago. Stockholders' book value increased to $12.65 per share from $12.59 a year ago.

         Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville is located in Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

         This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of September 30, 2007

(Dollars in thousands except per share data)          ----------------------------    ----------------------------
(Unaudited)                                               Twelve Months Ended:             Three Months Ended:
                                                      ----------------------------    ----------------------------
Selected Consolidated Earnings Data                    30-Sep-07        30-Sep-06       30-Sep-07       30-Sep-06
---------------------------------------------------   ------------    ------------    ------------    ------------
Total interest income                                 $     40,297    $     39,091    $     10,442    $     10,062
Total interest expense                                      28,794          26,366           7,572           6,953
                                                      ------------    ------------    ------------    ------------

Net Interest Income                                         11,503          12,725           2,870           3,109
Provision for loan losses                                       --              --              --              --
                                                      ------------    ------------    ------------    ------------
Net Interest Income after Provision for Loan Losses         11,503          12,725           2,870           3,109
                                                      ------------    ------------    ------------    ------------

Gain on sales of investments                                   160              27              --              --
Other income                                                 1,710           1,273             477             356
Total other expenses                                         9,216           8,568           2,326           2,407
                                                      ------------    ------------    ------------    ------------

Income before Income Taxes                                   4,157           5,457           1,021           1,058
Income tax expense                                             911           1,255             250             199
                                                      ------------    ------------    ------------    ------------

Net Income                                            $      3,246    $      4,202    $        771    $        859
                                                      ============    ============    ============    ============
Per Common Share Data
---------------------------------------------------
Basic earnings                                        $       0.85    $       1.09    $       0.21    $       0.22
Diluted earnings                                      $       0.83    $       1.08    $       0.20    $       0.22
Dividends                                             $       0.68    $       0.64    $       0.17    $       0.16
Book value                                            $      12.65    $      12.59    $      12.65    $      12.59
Shares outstanding                                       3,717,515       3,849,735       3,717,515       3,849,735
Average shares outstanding - basic                       3,834,518       3,872,655       3,761,080       3,844,164
Average shares outstanding - diluted                     3,896,317       3,903,291       3,784,303       3,871,321
Harleysville Savings Financial Corporation
Selected Consolidated  Financial Data as of September 30, 2007
(Dollars in thousands except per share data)          ----------------------------    ----------------------------
(Unaudited)                                               Twelve Months Ended:             Three Months Ended:
                                                      ----------------------------    ----------------------------
Other Selected Consolidated Data                       30-Sep-07        30-Sep-06       30-Sep-07       30-Sep-06
---------------------------------------------------   ------------    ------------    ------------    ------------
Return on average assets                                      0.54%           0.55%           0.40%           0.44%
Return on average equity                                      6.71%           8.76%           6.47%           7.15%
Interest rate spread                                          1.32%           1.51%           1.25%           1.44%
Net yield on interest earning assets                          1.56%           1.71%           1.51%           1.67%
Operating expenses to average assets                          1.21%           1.11%           1.20%           1.24%
Efficiency ratio                                             69.76%          61.09%          69.49%          69.45%
Ratio of non-performing loans to total
  assets at end of period                                     0.00%           0.00%           0.00%           0.00%
Loan loss reserve to total loans, net                         0.46%           0.50%           0.46%           0.50%
                                                      ------------   ---------------------------------------------------------
                                                        Sept 30,       June 30,        Mar 31,         Dec 31,        Sept 30,
Selected Consolidated Financial Data                      2007          2007(1)         2007            2006           2006
---------------------------------------------------   ------------   ---------------------------------------------------------
Total assets                                          $    773,544   $    778,136   $    763,635   $    749,786   $    775,638
Consumer Loans receivable - net                            403,738        397,018        390,299        385,270        384,853
Commercial Loans                                            15,314         13,071          9,500          5,649            920
Loan loss reserve                                            1,933          1,943          1,946          1,952          1,956
Cash & investment securities                               118,920        120,204        122,222        106,870        129,257
Mortgage-backed securities                                 193,660        202,379        199,176        210,555        220,314
FHLB stock                                                  14,140         14,017         13,809         14,501         15,499
Deposits                                                   424,035        433,074        434,471        430,128        429,254
Advances                                                   298,609        288,017        274,154        265,870        294,611
Total stockholders' equity                                  47,041         49,045         49,208         48,817         48,471